EXHIBIT 99.2
FOR IMMEDIATE RELEASE
November 10, 2006
Assisted Living Concepts, Inc. Commences Trading on the NYSE and Schedules
Conference Call on Financial Results
MILWAUKEE, WISCONSIN — Assisted Living Concepts, Inc. (NYSE:ALC) announced today the listing of its Class A common stock on the New York Stock Exchange. The listing is pursuant to a previously announced separation from Extendicare Inc. pursuant to a plan of arrangement filed with and approved by the Ontario Superior Court of Justice (Commercial List).
Assisted Living Concepts has approximately 57.5 million shares of single vote Class A common stock and 11.8 million shares of multi-vote Class B common stock issued and outstanding. The Class B Shares, which will not be listed on an exchange and are subject to certain transfer restrictions, are convertible into Class A Shares on the basis of 1.075 shares of Class A Shares for each share of Class B Shares.
“Establishing Assisted Living Concepts as a U.S. stand alone company enables us to attract more U.S. investors and allows investors to better value us against our peers,” said Laurie Bebo, President and Chief Executive Officer. “We look forward to executing our growth strategy through internal development and by continuing to expand our portfolio of assisted living residences.”
ALC will release its 2006 third quarter financial results after the market closes on Thursday, November 16, 2006. Following its release on November 16, 2006, the Company will post a copy of the press release on its website at www.alcco.com.
The Company will hold a conference call on Friday, November 17, 2006 at 10:00 a.m. (ET) to discuss its results for the third quarter. The toll-free number for the live call is 877-675-5901, passcode ALC, and leader name Laurie Bebo. A taped rebroadcast will be available approximately one hour following the live call on November 17, 2006, until midnight on December 1, 2006. To access the rebroadcast, dial 888-446-2528 or access the conference recording in the Investor Information section of ALC's website.
About Assisted Living Concepts, Inc.
Assisted Living Concepts, Inc. of Milwaukee, Wisconsin, was spun off from Extendicare Inc., on November 10, 2006 and is an operator of assisted living residences in the United States. ALC and its subsidiaries operate 207 assisted living facilities, with capacity for over 8,300 residents. ALC's assisted living facilities typically consist of 35 to 50 units and offer residents a supportive, home like setting and assistance with the activities of daily living. ALC employs approximately 4,500 people.
Forward-looking Statements
Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect”,” intend”, “anticipate “believe”, “estimate”, “plan”, or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Assisted Living Concepts, Inc. filings with the Securities and Exchange Commission and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company’s ability to maintain and increase census levels; the Company’s ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company’s capital expenditures; changes in competition and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based on current information, and the Company assumes no obligation to update any forward-looking statement.
For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (414) 908-8160
Fax: (414) 908-8212
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com